UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2008

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation or organization)

0-18492 (Commission File Number)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive Somerset, NJ (Address of principal executive offices)	08873 (zip code)

(877) 523-9897
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of restricted stock awards to Mr. Filippelli Cooper is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2008, TeamStaff, Inc., (the “Company” or “TeamStaff”) entered into a new employment agreement with its Chief Executive Officer and President, Rick J. Filippelli, the material terms of which are summarized below. As used in the following summary, the term “Executive” shall refer to Mr. Filippelli. The following description of this employment is qualified in its entirety by reference to the full text of such agreement. The employment agreement supersedes and replaces the letter agreement that the Company entered into with Mr. Filippelli dated as of February 14, 2007.

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 The employment agreement is for an initial term expiring September 30, 2009. Under the employment agreement, the Executive will receive a base salary of $280,000. The term of the agreement is effective as of October 1, 2007. In the event the Company decides not to renew the agreement or if the Company and the Executive are unable to reach agreement on the terms of a new agreement prior to the expiration date, the Executive will be entitled to the severance payment described below.

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The Executive may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors. The Executive will have an opportunity to earn a cash bonus of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Management Resources and Compensation Committee.

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Grant of 165,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: 33.3% of the restricted shares vest on the date of the agreement, and the remaining shares vest in two equal annual installments on September 30, 2008 and 2009, upon satisfaction of the performance targets and other key objectives established by the Management Resources and Compensation Committee. However, in the event of a change in control, the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested and delivered to the Executive. After giving effect to the registrant’s 1 for 4 reverse split of its common stock which is effective as of April 21, 2008, the Executive’s restricted stock award is for 41,250 shares.

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 In the event of the termination of employment by us without “cause” or by either the Executive for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, the Executive would also receive a pro-rata bonus, as described below.

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 In the event of the termination of his employment due to his death, the Executive’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the maximum bonus the Executive had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which the Executive was terminated.

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 If the Executive’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

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  In the event that within 180 days of a “Change in Control” as defined in the employment agreement, (a) the Executive is terminated, or (b) his status, title, position or responsibilities are materially reduced and the Executive terminates his employment, the Company shall pay and/or provide to the Executive, the following compensation and benefits:

(A) The Company shall pay the Executive, in lieu of any other payments due hereunder, (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 12 months, payable in equal installments on each of the Company’s regular pay dates for executives during the twelve months commencing on the first regular executive pay date following the termination date; and

(B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to the Executive under any of the Company’s plans, or under any other incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable. Further, any such options shall be deemed amended to provide that in the event of termination after a change of control, the options shall remain exercisable for the duration of their term.

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In addition, upon the effective date of an event constituting a change of control, the Company shall pay the Executive, in one lump sum within 5 upon the first day of the month immediately following such event, an amount equal to his then current base salary. Executive shall be entitled to such payment whether or not his employment with the Company continues after the change of control.

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Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of the Executive.

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Pursuant to the employment agreement, the Executive is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

In addition, the Management Resources and Compensation Committee of the Company’s Board of Directors determined that the bonus potential for Mr. Filippelli for fiscal 2008, as well as the vesting conditions for the portion of the restricted stock award that may vest as of September 30, 2008, shall be based on the Company’s reported consolidated revenue and earnings per share for fiscal 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit Number	Exhibit Title or Description
	10.1	Employment Agreement between the Company and Rick J. Filippelli

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Rick Filippelli
Name:	Rick J. Filippelli
Title:	President and Chief Executive Officer
Date:	April 21, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Rick J. Filippelli